EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 14, 2025, with respect to our audit of the consolidated financial statements of TOMI Environmental Solutions, Inc. as of December 31, 2024 and 2023, and for the years then ended.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

November 14, 2025